LIMITED POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned below does hereby constitute, designate, and appoint Ms. Rachel A. Spearo and Ms. Alyssa M. Bernard, each of U.S. Bancorp Fund Services, LLC, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in any and all capacities, to represent, act for, and execute for, in the name, place, and on behalf of such, execute for and on behalf of the undersigned, in the undersigned’s capacity as an Officer and/or Trustee of Aristotle Pacific Enhanced CLO Income Fund (the “Company”), (i) Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder (a “Section 16 Form”), and (ii) any and all filings with the U.S. Securities and Exchange Commission (the “SEC”) and other matters relating to the undersigned’s application for access to the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system, including but not limited to the requisition of a Central Index Key and EDGAR access codes, and any and all filings with the SEC and other matters relating to the undersigned’s any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing that said attorney-in-fact and agent deems advisable or necessary to enable the Fund to effectuate the intents and purposes hereof, and the undersigned hereby fully ratifies and confirms all that said attorney-in-fact and agent, or their substitute or substitutes, shall do or cause to be done by virtue hereof. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 19th day of February, 2026. By: Name: P. Bradley Adams By: Name: Stephen P. Ban By: Name: Jeannette L. Lewis By: Name: Marie C. Winters Aristotle Pacific Enhanced CLO Income Fund Power of Attorney (EDGAR Filings - Section 16) - Limited POA for EDGAR filings Aristotle (Board) 1